                                                                      EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


We are aware that our report dated April 16, 2002, on our review of interim financial information of Ford Motor Credit Company and Subsidiaries for the periods ending March 31, 2002 and 2001, included in the Ford Motor Credit Company Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, is incorporated by reference in this Registration Statement on Form S-3.



Very truly yours,


/s/ PRICEWATERHOUSECOOPERS LLP


May 16, 2002